CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 16, 2009, which appears in the annual report on Form 10-K of Hollywood Media Corp. for the year ended December 31, 2008.

/s/Kaufman, Rossin & Co., P.A.

KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida
March 18, 2009